UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ______________

                                  FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15 (D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of Earliest Event Reported)   February 17, 2006

                     Commission File Number: 000-14047

                     LIBERTY DIVERSIFIED HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

     Nevada                                                 04-2392188
(State or jurisdiction of                 (IRS Employer Identification No.)
 incorporation or organization)


                      600 Anton Boulevard, 11th Floor
                       Costa Mesa,  California  92626

        (Address of principal executive offices, including zip code)

                               (949)718-0999
            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                     LIBERTY DIVERSIFIED HOLDINGS, INC.




Section 3 Securities andTrading Markets
Item 3.03 Material Modification to Rights of Security Holders

The Company, pursuant to unanimous consent of its Board of Directors, withdrew the Certificate of Designation of Series C Convertible Preferred Stock ("Series C Preferred"). This withdrawal was filed with Secretary of State of Nevada and is effective as of February 3, 2006. At the time of said withdrawal, there were no shares of Series C Preferred issued and outstanding.

Series C Preferred was non-voting but converted to common stock at a rate of one share of Series C Preferred to 200 shares of common stock, and the Board of Directors of the Company believed it to be in the best interests of the Company to withdraw said class. Series C Preferred was senior to common stock and on parity with Series A Convertible Preferred Stock and Series B Convertible Preferred Stock with regards to liquidation rights and dividends.

Prior to the withdrawal, the Company redeemed the outstanding shares of said class, which were beneficially held by Ronald C. Touchard and Henning
D. Morales, both officers and directors of the Company. A total of 5,770,000 shares of Series C Preferred were redeemed at the redemption price of $.0.001 for an aggregate of $5,770.00, pursuant to a Corporate Stock Redemption Agreement dated January 26, 2006.


                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: February 17, 2006           LIBERTY DIVERSIFIED HOLDINGS, INC.


                                  By: /S/ Ronald C. Touchard
                                      ----------------------------------
                                          Ronald C. Touchard
                                          President and Chairman